UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021 (June 10, 2021)

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor
Cambridge, MA 02142
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MACK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders of Merrimack Pharmaceuticals, Inc. (the “Company”) held exclusively through a virtual format on June 10, 2021, the Company’s stockholders voted as follows:

1. The stockholders elected the nominees listed below to the Company’s board of directors (the “Board”), each for a one year term ending at the Company’s 2021 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Gary L. Crocker	5,660,685	993,233	12,516	2,545,677
Eric D. Andersen	5,652,662	1,000,200	13,572	2,545,677
Noah G. Levy	5,608,690	994,152	63,592	2,545,677
Ulrik B. Nielsen, Ph.D.	5,356,445	1,246,257	63,732	2,545,677
Russell T. Ray	5,634,287	967,925	64,222	2,545,677

2. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Votes
For:	5,522,300
Against:	1,110,176
Abstain:	33,958
Broker Non-Votes	2,545,677

3. The stockholders approved, on a non-binding advisory basis, the one-year frequency of “say-on-pay” votes.

Frequency	Votes
1 year:	6,113,951
2 year:	27,083
3 year:	517,418
Abstain	7,982
Broker Non-Votes	2,545,677

4.The stockholders ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes
For:	9,184,891
Against:	22,419
Abstain:	4,801

5. The stockholders approved the adoption of the Company’s 2021 Incentive Award Plan as set forth on Annex A in the Company’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders.

Votes
For:	5,428,711
Against:	1,219,106
Abstain:	18,617
Broker Non-Votes	2,545,677

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: June 14, 2021	By:	/s/ Gary L. Crocker
Gary L. Crocker
President